NEUBASE THERAPEUTICS, INC. 8-K

Exhibit 99.1

NeuBase Therapeutics Reports Financial Results

for the Fiscal Third Quarter of 2019

Completed two financings in July 2019 totaling approximately $14 million in gross proceeds with participation from institutional investors including Greenlight Capital

PITTSBURGH, August 14, 2019 -- NeuBase Therapeutics, Inc. (NASDAQ: NBSE) (“NeuBase” or the “Company”), a biotechnology company developing next-generation antisense therapies to address genetic diseases, today reported financial results for the three and nine month periods ended June 30, 2019, which only include the financial results for Ohr Pharmaceutical prior to the merger and associated financings.

“Over the past several months, we have positioned the Company with the capital and industry expertise required to advance our strategy to develop antisense oligonucleotide therapeutics by leveraging our PATrOL™ platform,” said Dietrich Stephan, Ph.D., chairman and chief executive officer of NeuBase. “Looking ahead, we are developing next-generation antisense oligonucleotide therapeutics for rare genetic diseases with a goal of transforming patients’ lives. We are currently advancing several preclinical programs, including NT0100 to target Huntington’s Disease and NT0200 to target myotonic dystrophy.”

Fiscal Third Quarter of 2019 and Recent Operating Highlights

●	Shares of the Company’s common stock commenced trading on the Nasdaq Capital Market under the ticker symbol “NBSE” as of market open on July 15, 2019.
●	Completed two financings raising an aggregate of approximately $14 million in gross proceeds, which occurred alongside the Nasdaq listing and included a $5 million investment from Greenlight Capital.
●	Appointed four experienced executives from the biotechnology industry to the board of directors: Dr. Dov Goldstein, Dr. Diego Miralles, Dr. Franklyn Prendergast, and Eric Richman.
●	Appointed Dr. Danith Ly, the primary inventor of NeuBase’s peptide nucleic acid (PNA) antisense oligonucleotide (PATrOL™) platform technology, as the Company’s chief scientific officer.
●	Expanded the scientific advisory board with the appointments of Dr. Samuel Broder (former National Cancer Institute Director) and Dr. George Church (Harvard Medical School professor).

Financial Results for the Three Months Ended June 30, 2019:

●	For the three months ended June 30, 2019, the Company reported a net loss of approximately $1.1 million, or ($0.40) per share, compared to a net loss of approximately $0.5 million, or ($0.19) per share, in the three months ended June 30, 2018. Loss per share amounts have been retroactively adjusted for the reverse stock split effected on February 4, 2019.
●	For the three months ended June 30, 2019, total operating expenses were approximately $1.1 million, consisting of approximately $0.9 million in general and administrative expenses, $0.1 million of research and development expenses, and $0.2 million in depreciation and amortization. This compares to total operating expenses of $1.2 million in the three months ended June 30, 2018, comprised of approximately $0.8 million in general and administrative expenses, $0.1 million in research and development expenses, and $0.3 million in depreciation and amortization.
●	At June 30, 2019, the Company had cash and cash equivalents of approximately $1.4 million, compared to cash and equivalents of approximately $3.8 million at September 30, 2018. Subsequent to the end of the quarter, NeuBase completed two financings alongside the closing of the merger in July 2019, raising gross proceeds of approximately $14 million. The Company believes that its current cash balance will provide sufficient capital to fund operations through the end of fiscal 2020.

Financial Results for the Nine Months Ended June 30, 2019:

●	For the nine months ended June 30, 2019, the Company reported a net loss of approximately $3.2 million, or ($1.12) per share, compared to a net loss of approximately $6.9 million, or ($3.36) per share, in the same period of 2018. Loss per share amounts have been retroactively adjusted for the reverse stock split effected on February 4, 2019.
●	For the nine months ended June 30, 2019, total operating expenses were approximately $3.2 million, consisting of approximately $2.5 million in general and administrative expenses, $0.2 million of research and development expenses, and $0.5 million in depreciation and amortization. This compares to total operating expenses of approximately $7.5 million in the same period of 2018, consisting of approximately $2.9 million in general and administrative expenses, $4.2 million of research and development expenses, $0.8 million in depreciation and amortization, $0.7 million in impairment of goodwill, and $1.2 million in gain on settlement of accounts payable and long term liabilities.

About NeuBase Therapeutics

NeuBase Therapeutics, Inc. is developing the next generation of gene silencing therapies with its flexible, highly specific synthetic antisense oligonucleotides. The proprietary NeuBase peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) platform allows for the rapid development of targeted drugs, increasing the treatment opportunities for the hundreds of millions of people affected by rare genetic diseases, including those that can only be treated through accessing of genomic loci or secondary and tertiary RNA structures. Using PATrOL technology, NeuBase aims to first tackle rare, genetic neurological disorders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements include, among other things, statements regarding the Company’s prospects, opportunities, goals and plans. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in the Company’s registration statement on Form S-4, as amended, that contains a joint proxy statement/prospectus, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: risks regarding the Company’s plans to develop and commercialize its product candidates; the timing of initiation of the Company’s planned clinical trials; the timing of the availability of data from the Company’s clinical trials; the timing of any planned investigational new drug application or new drug application; the Company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company’s product candidates; the Company’s commercialization, marketing and manufacturing capabilities and strategy; the Company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risks discussed under the heading "Risk Factors" in Ohr’s registration statement on Form S-4, as amended, that contains a joint proxy statement/prospectus. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
Daniel@lifesciadvisors.com
OP: (617) 535-7746

NeuBase Media Contact:
Cait Williamson, Ph.D.
LifeSci Public Relations
cait@lifescipublicrelations.com
OP: (646) 751-4366